SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                    POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                       FORM S-8 REGISTRATION STATEMENT
                      UNDER  THE SECURITIES ACT OF 1933
                             ___________________

                              Gottschalks Inc.
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                               77-0159791
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

              7 River Park Place East, Fresno, California 93720
                               (559) 434-4800
        (Address and telephone number of principal executive offices)
                             ___________________

 The Amended and Restated Gottschalks Inc. 1998 Employee Stock Purchase Plan
                          (Full title of the plan)
                             ___________________

                          Warren L. Williams, Esq.
                               General Counsel
                              Gottschalks Inc.
              7 River Park Place East, Fresno, California 93720
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (559) 434-4800
                             ___________________

                                  Copy to:
                           D. Stephen Antion, Esq.
                            O'Melveny & Myers LLP
     1999 Avenue of the Stars, 7th Floor, Los Angeles, California  90067
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE
                                  Proposed      Proposed
                                  Maximum       maximum
     Title of        Amount       Offering      aggregate        Amount of
     Securities      to be        Price         offering       registration
     to be           registered   per unit      price               fee
     registered

     Common Stock,   500,000(1)   $8.71875(2)   $4,359,375(2)  $1,286(2),(3)
     $0.01 par       shares
     value


     (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in The Amended and Restated Gottschalks Inc. 1998 Employee Stock Purchase Plan (the "Plan") may become subject to the Plan.

    (2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 10, 1998, as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

    (3) The total registration fee of $1,286 was previously paid upon the initial filing of this Registration Statement on August 14, 1998.

      The Exhibit Index for this Registration Statement is at page 9.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Gottschalks Inc. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended January 30, 1999; and

     (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, filed with the Commission on November 14, 1986 (and past and future amendments thereto) under Section 12 of the Securities Exchange Act of 1934, as amended (the
          "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.01 (the "Common
Stock"), is registered pursuant to Section 12 of the Exchange
Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Warren L. Williams, Esq. Mr. Williams is the General Counsel of the Company, is compensated by the Company as an employee, is the owner of shares of Common Stock and the holder of options to acquire additional shares of Common Stock, and is eligible to participate in the plan.

Item 6.  Indemnification of Directors and Officers

     Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Pursuant to Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

     The Company's Certificate of Incorporation limits directors' liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty to the fullest extent permitted by the DGCL.

     The Company's Bylaws provide that each director or officer of the Company who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in another capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Company's Board of Directors. The right to indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 9.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on the 27th day of May, 1999.



                              By: /s/ Joseph W. Levy
                                 -------------------------------
                                 Joseph W. Levy
                                 Chief Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joseph W. Levy and James R. Famalette, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                  Title                 Date

     /s/ Joseph W. Levy
     -----------------------     Chairman and Chief      May 27, 1999
     Joseph W. Levy              Executive Officer
                                 (Principal Executive
                                 Officer)

     /s/ James R. Famalette
     -----------------------     President, Chief        May 27, 1999
     James R. Famalette          Operating Officer and
                                 Director

     /s/ Michael S. Geele
     -----------------------     Senior Vice President   May 27, 1999
     Michael S. Geele            and Chief Financial
                                 Officer (Principal
                                 Financial and
                                 Accounting Officer)
     /s/ Bret W. Levy
     -----------------------     Vice President,         May 26, 1999
     Bret W. Levy                Treasurer and
                                 Director

     -----------------------     Director                May ___, 1999
     Max Gutmann


     -----------------------     Director                May ___, 1999
     Sharon Levy


     /s/ Joseph J. Penbera
     -----------------------     Director                May 27, 1999
     Joseph J. Penbera


     /s/ Frederick R. Ruiz
     -----------------------     Director                May 27, 1999
     Frederick R. Ruiz


     -----------------------     Director                May ___, 1999
     William Smith


     /s/ O. James Woodward III
     -----------------------     Director                May 27, 1999
     O. James Woodward III


     -----------------------     Director                May ___, 1999
     Isidoro Alvarez Alvarez


     -----------------------     Director                May ___, 1999
     Jorge Pont Sanchez

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit


4.        The Amended and Restated Gottschalks Inc. 1998 Employee Stock
          Purchase Plan.

5. Opinion of Warren L. Williams, Esq. (opinion re legality).*

23.1      Consent of Independent Auditors.

23.2      Consent of Warren L. Williams, Esq. (included in
          Exhibit 5).*

24. Power of Attorney (included in this Registration Statement under "Signatures").
_______________________________
* This exhibit was filed as an exhibit to the initial filing of this Registration Statement No. 333-61473, filed by the Company with the Commission on August 14, 1998, and is incorporated herein by this reference.